                                                            Exhibit 5.1 and 23.1



April 2, 1999

Mellon Bank Corporation
500 Grant Street
Pittsburgh, PA 15258

Re:  Mellon Bank Corporation
     401(k) Retirement Savings Plan
     Registration Statement on Form S-8
     ----------------------------------

Gentlemen:

I am Associate General Counsel of Mellon Bank Corporation, a Pennsylvania Corporation (the "Corporation"), and, in that capacity, have acted as counsel for the Corporation in connection with (i) the proposed issuance by the Corporation from time to time of up to 1,000,000 additional shares of its Common Stock, par value $.50 per share (the "Common Stock"), under the Mellon Bank Corporation 401(k) Retirement Savings Plan (the "Plan"), (ii) the preparation of the documents that constitute the Section 10(a) prospectus for the Plan within the meaning of Rule 428(a)(1) of the Securities Act of 1933 and (iii) the preparation of the Corporation's Registration Statement on Form S-8 with respect to the Common Stock (the "Registration Statement"), to be filed with the Securities and Exchange Commission and with which this opinion is to be filed as an Exhibit. This opinion is being furnished pursuant to the requirements of Form S-8 and Item 601 of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In furnishing this opinion, I, or attorneys under my supervision, have examined the Registration Statement, the prospectus for the Plan and such other documents, legal opinions and precedents, corporate and other records of the Corporation and its subsidiaries and certificates of public officials and officers of the Corporation as I have deemed necessary or appropriate to provide a basis for the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on the foregoing, I am of the opinion that:

1. The Corporation has been duly incorporated and is validly existing as a corporation under the laws of the Commonwealth of Pennsylvania;

Mellon Bank Corporation
April 1, 1999
Page 2

2. The Registration Statement has been duly authorized by all necessary corporate action of the Corporation; and

3. The shares of Common Stock when issued and delivered as contemplated by the Plan and the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, I do not thereby admit that I am within the category of persons whose consents are required under Section 7 of the Act.

Very truly yours,

/s/ CARL KRASIK

Carl Krasik